EXHIBIT 10.01

CONFIDENTIAL

EMPLOYMENT TERMINATION, RELEASE AND CONSULTING AGREEMENT

This Employment Termination, Release And Consulting Agreement (“Agreement”) is entered into as of August 26, 2005 between KANA Software, Inc., its officers, directors, employees, agents, attorneys, assignees, successors and predecessors (collectively, “KANA”) and Chuck Bay (referred to below as “Employee” or “Consultant”).

WHEREAS, Employee has been employed by KANA, and both Employee and KANA have agreed that Employee’s employment and position as chief executive officer shall terminate. KANA and Employee wish to sever their relationship in a way that preserves the good will which exists between them.

NOW THEREFORE, in consideration of the payment by KANA to Employee of the sums described in this Agreement, the parties agree as follows:

A. TERMINATION OF EMPLOYMENT

1. Resignation; Termination Date. Employee hereby formally submits his resignation (a) as Chief Executive Officer, effective immediately, (b) as an employee of KANA, effective November 15, 2005, and (c) as an employee, officer and member of the board of directors (or similar body) of all subsidiaries of KANA, effective immediately. KANA hereby accepts such resignation. The parties agree that Employee’s position as Chief Executive Officer of KANA, and as an employee and officer of any subsidiaries of KANA, is terminated effective immediately and his employment with KANA is terminated effective as of the Termination Date. Employee hereby agrees not to seek reelection to the board of directors of KANA following the expiration of his current term as director, at KANA’s next meeting of stockholders. The parties agree that Employee shall take an unpaid personal leave of absence from the Company, beginning August 26, 2005 and ending on November 15, 2005. During this unpaid personal leave of absence, Employee shall remain employed by the Company, on an at-will basis, and shall not be entitled to receive any salary or bonus, or to participate in the Company’s 401(k) plan or employee stock purchase plan, but shall be entitled to such other benefits as are generally available to employees of the Company that are on an unpaid personal leave. On the last day of this unpaid personal leave (the “Termination Date”), Employee’s employment by the Company shall terminate. During this unpaid leave of absence, because of his status as a director, Employee shall continue to be deemed to be performing services for the Corporation for purposes of the Share Awards listed on Exhibit A hereto, and such Share Awards shall continue to vest during such unpaid leave of absence.

2. Acknowledgment of Payment of Wages; Expense Reimbursement. KANA will deliver to Employee a final paycheck of all accrued wages, salary, bonuses, reimbursable expenses, and accrued but unused vacation pay (if applicable) due and owing to him from KANA as of the Termination Date. Employee will submit any requests for reimbursement of expenses incurred on behalf of KANA, together with receipts for all reimbursable expenses, within ten (10) days after the date of this Agreement, and KANA will reimburse all properly reimbursable expenses in accordance with KANA’s standard policies and practices.

3. Vesting of Shares. Employee currently holds those certain option(s) to purchase shares of KANA common stock (all such options Unvested Options being referred to herein as “Share Awards”) attached hereto as Exhibit A. Notwithstanding any provision in any plan, employment agreement, offer letter or other agreement between Employee and KANA (“Prior Agreements”) to the contrary, all of the Employee’s remaining unvested Share Awards as of August 31, 2005 (“Unvested Options”) and identified on Exhibit A shall remain initially unvested, but may qualify for vesting pursuant to Section A.1 above or Section C.2 below. Any Unvested Options which do not vest pursuant to Section A.1 or Section C.2 shall terminate. Any currently vested options held by Employee shall remain exercisable during the Period of Consultancy described in Section C below. Employee acknowledges that the provisions of this Agreement may cause any incentive stock options held by Employee to become non-qualified options.

4. COBRA Coverage. Employee has the option, at KANA’s expense, to continue health insurance coverage provided by KANA as of the Employment Termination Date for a period of up to 12 months from the Employment Termination Date pursuant to the terms and conditions of COBRA, and the option to continue such health insurance coverage at Employee’s expense for such additional period as may be permitted pursuant to the terms and conditions of COBRA. Information concerning COBRA continuation coverage will be provided to Employee under separate cover from COLT Express COBRA administrators. Employee has 60 days from the Employment Termination Date to notify COLT in writing of his election to so continue the continuation coverage.

5. Return of KANA Property. Employee hereby represents and warrants to KANA that, except as noted below, he has returned to KANA and/or will return prior to August 31, 2005, any and all of KANA’s property, including, but not limited to, files, memoranda, computers, records and credit cards, which was in his possession or control. Notwithstanding the above, Employee may retain possession of the primary personal computer assigned by KANA to Employee, the Blackberry wireless device, and the cellphone (if applicable) assigned by KANA to Employee for use during the Consultancy Period. KANA further acknowledges that during the Period of Consultancy described below, and pursuant to the consulting terms described below, KANA may authorize Consultant to retain certain files stored on such computer. KANA shall allow Consultant continued access to voicemail and email for sixty days from the Termination Date.

6. Confidential Information. Employee hereby acknowledges that as a result of his employment with KANA, he has had access to and/or has acquired Confidential Information and trade secrets concerning KANA’s operations, its future plans and its methods of doing business, including by way of example, but by no means limited to, information about KANA’s customers, product development, research, technology, financial, marketing, pricing, cost, compensation and other matters, that he will hold all such Confidential Information in strictest confidence and that he may not make any use of such Confidential Information on behalf of any third party. Employee further confirms that he has delivered to KANA all documents and data of any nature containing or pertaining to such Confidential Information and that he has not taken with him any such documents or data of any reproduction thereof, except for any such documents or data that Employee may be specifically authorized to retain during the Period of Consultancy described below, and pursuant to the consulting terms described below.

B. RELEASE

1. Representation Regarding Existing Claims. Employee hereby warrants that as of the Effective Date (defined below) of this Agreement, he has not filed any legal action in any court naming KANA as a party.

2. Waiver of Claims. The payments and agreements set forth in the Agreement are in full satisfaction of any and all accrued salary, vacation pay, bonus pay, profit-sharing, termination benefits or other compensation to which Employee may be entitled by virtue of his employment with KANA or any of its subsidiaries or his termination of employment. Employee hereby releases and waives any and all claims he may have against KANA or any of its officers, directors, employees, managers, shareholders, partners, agents, attorneys, parent corporations, subsidiaries, successors, and assigns, including without limitation claims for any additional compensation or benefits arising out of the termination of his employment, any claims for any additional stock or stock options and any claims of wrongful termination, breach of contract or discrimination under state or federal law.

Employee hereby expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee understands that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, California state and local human rights agencies and federal and state courts. Employee understands that if he believes his treatment by KANA was discriminatory, he has had the right to consult with these agencies and to file a charge with them or file a lawsuit. Employee states and confirms he has filed no Charges or Claims with any state or federal agency or any other body, institution or tribunal. Employee has decided voluntarily to enter into this Agreement, and waive the right to recover any amounts to which he may have been entitled under such laws, including, but not limited to: the Age Discrimination in Employment Act, 29 U.S.C. (s) 621 et seq. (as amended by the Older Workers’ Benefit Protection Act, 29 U.S.C. (s) 626(f); the California Fair Employment and Housing Act, California Government Code (s) 12900 et seq,; the Employee Retirement Income Security Act (ERISA), 29 U.S.C. (s) 1001 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. (s) 2000e et seq.; and 42 U.S.C. (s) 1981.

C. CONSULTANCY

1. Consultant Services. KANA and Consultant agree that Consultant shall perform certain consulting services to KANA during the period beginning on the Termination Date and lasting for twenty four (24) months therefrom (the “Period of Consultancy”), provided that Consultant shall first have executed a general release, dated the Termination Date, in the form attached as Exhibit B. The general scope of the services shall be to work on strategic projects at the direction of KANA’s CEO (the “Services”). During the Period of Consultancy, Consultant shall be available to provide the Services for the number and days as reasonably requested by KANA’s Chief Executive Officer. For the first six (6) months, Consultant agrees that he shall make himself available for up to ten (10) hours per week if requested by KANA’s CEO. Consultant shall be an independent contractor and is not an agent or employee of, and has no authority to bind KANA by contract or otherwise. Commencing on the Termination Date, Consultant will not be an employee of KANA and therefore shall not be eligible to participate in any employee benefit plans of KANA, including but not limited to health, dental, vision, KANA’s 401(k) plan, and KANA’s Employee Stock Purchase Plan. Consultant will perform the Services under the general direction of KANA, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law. KANA has no right or authority to control the manner or means by which the Services are accomplished. KANA shall be entitled to terminate the Period of Consultancy and Consultant’s engagement hereunder in the event of a breach by Consultant of any of the provisions of this Agreement.

2. Compensation. As sole compensation for the performance of the Services, KANA will pay Consultant the fees and provide the vesting set forth in this Section so long as Consultant is complying with the terms of this Agreement. Any expenses incurred by Consultant in performing the Services will be the sole responsibility of Consultant except as may otherwise be agreed in writing in advance. KANA will pay Consultant at a monthly rate equal to fifty percent (50%) of Consultant’s monthly salary with KANA in effect as of the Termination Date ($27,500), less applicable withholding taxes, and to be paid according to KANA’s normal payroll practices but Consultant will not be eligible to receive any bonuses. Additionally, during the Period of Consultancy, the Unvested Options shall continue to become vested in accordance with the vesting schedule in effect with respect to such Unvested Options immediately prior to the execution of this Agreement until the termination of Consultant’s employment by KANA, so long as Consultant continues to comply with each of the terms of this Agreement. In addition, at the end of the full term of the Period of Consultancy, and provided that Consultant shall have continuously complied with the terms of this Agreement, all Share Awards that then remain unvested shall become fully vested and Consultant shall have a period of 180 days following the end of the Period of Consultancy to exercise any such vested Share Award. Consultant will receive no royalty or other remuneration on the sale, marketing, production, and/or distribution of any products sold, developed or otherwise distributed by KANA or by Consultant in connection with or based upon the Services (“Products”).

3. Property of KANA.

(a) Definition. For the purposes of this Agreement, “Designs and Materials” shall mean all designs, discoveries, inventions, products, computer programs, procedures, improvements, developments, drawings, notes, documents, information and materials made, conceived or developed by Consultant alone or with others pursuant to the Services or otherwise resulting from the Services.

(b) Assignment of Ownership. Consultant hereby irrevocably transfers and assigns any and all of its right, title, and interest in and to Designs and Materials, including but not limited to all copyrights, patent rights, trade secrets and trademarks, to KANA. Designs and Materials will be the sole property of KANA and KANA will have the sole right to determine the treatment of any Designs and Materials, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyright or trademark on them in its own name, or to follow any other procedure that KANA deems appropriate. In addition, any and all rights, title, and interest which Consultant may have in the Services, Designs and Materials and/or Products, including any copyright, trademark, trade secret, or other proprietary rights, under the laws of the United States or of any other jurisdiction, are hereby irrevocably assigned by Consultant to KANA, in perpetuity. Consultant agrees: (a) to disclose promptly in writing to KANA all Designs and Materials; (b) to cooperate with and assist KANA to apply for, and to execute any applications and/or assignments reasonably necessary to obtain, any patent, copyright, trademark or other statutory protection for Designs and Materials in KANA’s name as KANA deems appropriate; and (c) to otherwise treat all Designs and Materials as “Confidential Information,” as defined herein. These obligations to disclose, assist, execute and keep confidential will survive any expiration or termination of this Agreement.

(c) Moral Rights Waiver. “Moral Rights” means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty. Consultant hereby irrevocably transfers and assigns to KANA any and all Moral Rights that Consultant may have in any Services, Designs and Materials or Products. Consultant also hereby forever waives and agrees never to assert against KANA, its successors or licensees any and all Moral Rights Consultant may have in any Services, Designs and Materials or Products, even after expiration or termination of the Period of Consultancy.

4. Confidential Information. Consultant acknowledges that Consultant will acquire information and materials from KANA and knowledge about the business, products, programming techniques, experimental work, customers, clients and suppliers of KANA and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets and confidential and proprietary information of KANA (collectively “Confidential Information”). Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Consultant or that KANA regularly gives to third parties without restriction on use or disclosure. Consultant agrees to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. Consultant further agrees to take all action reasonably necessary and satisfactory to protect the confidentiality of the Confidential Information including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of the Confidential Information.

5. Non–Competition, Non–Solicitation and Savings Clause.

(a) Noncompetition Term. During the Period of Consultancy (the “Noncompetition Term”), Employee hereby agrees that, except with the written consent of KANA, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than KANA or its subsidiaries (other than as a holder of less than 1% of the outstanding capital stock of a publicly-traded company), he shall not:

(i) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged in: (A) developing and marketing software in the fields of CRM or Service Resolution Management; or (B) developing any product or providing any service that is substantially the same as, is based upon or competes in any material respect with any business described in clause (A) of this paragraph;

(ii) Recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, any person who is or was during the Noncompetition Term an employee of KANA, any of KANA’s subsidiaries, or any of KANA’s customers or partners, or induce or attempt to induce any such employee to terminate his employment with KANA, or any of KANA’s subsidiaries, or any of KANA’s customers or partners (as the case may be);

(iii) Induce or attempt to induce any person or entity to curtail or cancel any business or contracts that such person or entity had with KANA, or any of KANA’s subsidiaries; or

(iv) Contact, solicit or call upon any customer or supplier of KANA, or any of KANA’s other subsidiaries, on behalf of any other person or entity for the purpose of selling or providing any services or products of the type normally sold or provided by KANA, or any of KANA’s subsidiaries.

(b) The agreements set forth in this Section 5 include within their scope all cities, counties, provinces and states of all countries in which KANA or any of its subsidiaries has engaged in development or sales of products or otherwise conducted business or selling or licensing efforts at any time before and during the Noncompetition Term. The Employee acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section 5 shall apply are fair and reasonable and are reasonably required for the protection of KANA and that Section 5(a) accurately describes the business to which the restrictions are intended to apply.

(c) It is the desire and intent of the parties that the provisions of this Section 5 shall be enforced to the fullest extent permissible under applicable law. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable laws so as to he valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section 5. Each provision of this Section 5 is separable from every other provision of this Section 5, and each part of each provision of this Section 5 is separable from every other part of such provision.

(d) The Employee acknowledges that any breach of the covenants of Section 5 will result in immediate and irreparable injury to KANA and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of KANA as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies shall be in addition to all other legal remedies to which KANA may be entitled hereunder, including, without limitation, monetary damages.

6. Nondisparagement. Employee agrees that he will not disparage KANA or its products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement. KANA agrees that it will not disparage Employee with any written or oral statement. Notwithstanding the foregoing, KANA acknowledges and agrees that after the Noncompetition Term, Employee may seek employment in his field of expertise and in the course of performing his duties, Employee shall be entitled to partake of ordinary competitive practices including, without limitation, differentiating his new employer’s products, services and market opportunities from those of KANA, based solely on publicly available information.

7. Termination and Expiration.

(a) Breach. Either party may terminate Consultant’s provision of services hereunder in the event of a breach by the other party of this Agreement if such breach continues uncured for a period of ten (10) days after written notice.

(b) Expiration. Unless terminated earlier, this Agreement, other than the provisions of Paragraphs A.6, B and C.3 and C.4, will expire at the end of the Period of Consultancy.

(c) Effect of Termination. Upon termination or expiration of this Agreement, Employee shall immediately return to KANA all equipment and files received before or during the Period of Consultancy, including without limitation the equipment and other materials referenced in Paragraph A.5 and C.4 above, and will immediately return to KANA any and all Confidential Information received by Employee, or authored, created, derived or otherwise developed by Employee, before and during the Period of Consultancy.

(d) No Election of Remedies. The election by KANA to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.

D. GENERAL

1. Legal and Equitable Remedies. Employee agrees that KANA shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies KANA may have at law or in equity for breach of this Agreement.

2. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee’s employment or the termination thereof, with the exception of any controversy or claim arising out of or relating to Paragraph C.5, shall be settled by arbitration in San Mateo County, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. KANA and the Employee shall share equally all fees and expenses of the arbitrator. Any controversy or claim arising out of or relating to Paragraph C.5 shall be settled in the appropriate federal or state court in the State of California. KANA and the Employee hereby consent to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

3. Confidentiality. The contents, terms and conditions of this Agreement shall be kept confidential by Employee and shall not be disclosed except to his attorney or as otherwise required by law. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement. KANA may make such disclosure of this Agreement as may be required by law or the rules and regulations of the Securities and Exchange Commission.

4. No Admission of Liability. This Agreement is not and shall not be construed or contended by Employee to be an admission or evidence of any wrongdoing or liability on the part of KANA, its representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

5. Assignment; Successors. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. This Agreement shall be binding upon, and KANA may assign its rights to, any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of KANA’s business and/or assets. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

6. Modification. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement which specifically refers to this Agreement, and which is duly executed by authorized representative of each of the parties hereto.

7. Headings. The headings of the paragraphs of this Agreement are for convenience only and are not binding upon any interpretation of this Agreement.

8. Preparation of Agreement. This Agreement will not be construed against any one party, regardless of which party initially drafted it. The parties expressly agree that this Agreement will be construed and enforced as a mutually prepared Agreement.

9. Reconsideration; Right to Revoke. Employee is advised to consult with an attorney prior to executing this Agreement. Employee represents and agrees that Employee fully understands Employee’s right to discuss all aspects of this Agreement with Employee’s private attorney, that to the extent, if any, Employee desires, Employee has availed him/herself of this right, that Employee has carefully read and fully understands all of the provisions of this Agreement, and that Employee is voluntarily entering into this Agreement. Employee understands and agrees that the General Release and Waiver of Claims contained in this Agreement is in exchange for the consideration specified herein, including without limitation the Consultancy Period, continued vesting, and opportunity for continuing health benefits, and that Employee would not otherwise be entitled to such consideration. Employee represents that Employee is at least forty (40) years of age. Employee acknowledges that he was offered a period of at least twenty-one (21) calendar days to consider the terms of this Agreement (“Reconsideration Period”). Employee may execute the Agreement at any time during the Reconsideration Period which shall mean that the Reconsideration Period has ended. For a period of seven (7) days following execution of this Agreement (“Cooling Off Period”), Employee may revoke this Agreement. The date immediately following the Cooling Off Period shall be the Effective Date of this Agreement.

10. Disclosure. Promptly after execution of this Agreement by KANA and Employee, KANA shall issue a press release announcing that Employee has resigned as KANA’s Chief Executive Officer and has been replaced as Chief Executive Officer by the current Chairman of the Board.

11. Entire Agreement. This Agreement, together with any applicable Option Agreements and equity incentive plans, constitute the entire agreement between Employee and KANA with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. Employee acknowledges that neither KANA nor its agents or attorneys, have made any promise, representation or warranty whatsoever, either expressed or implied, written or oral, which is not contained in this Agreement for the purpose of inducing Employee to execute the Agreement, and Employee acknowledges that he has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein. Any and all rights that Employee may have to indemnification by KANA pursuant to the by-laws and certificate of incorporation of KANA and pursuant to any agreement between KANA and Employee (collectively “Indemnification Obligations”) shall remain in full force and effect following the execution and delivery of the Agreement and following the Termination Date.

EMPLOYEE	KANA SOFTWARE, INC.

/s/ Chuck Bay	/s/ John M. Thompson
Chuck Bay	John M. Thompson

EXHIBIT A

AS OF 8/25/2005

Name	ID	Option Number	Option Date	Plan/Type	Shares	Price	Vested	Unvested	Outstanding	Exercisable
		000916	7/7/2000	BB00/NQ	53	$9.5200	53	0	53	53
		RR000427	4/11/2001	BB00/NQ	3,898	$8.7600	3,898	0	3,898	3,898
		RR000428	4/11/2001	BB00/NQ	38,102	$8.7600	38,102	0	38,102	38,102
		RR000519	4/11/2001	BB00/NQ	252	$8.7600	252	0	252	252
		RR000520	4/11/2001	BB00/NQ	94,248	$8.7600	94,248	0	94,248	94,248
		RR001886	4/11/2001	BB00/NQ	105,000	$8.7600	105,000	0	105,000	105,000
		KP000014	10/12/2001	BB00/NQ	3,313	$0.1000	3,313	0	3,313	3,313
		KP000351	12/11/2001	BB00/NQ	1,838	$3.4000	1,838	0	1,838	1,838
		KA001113	12/13/2001	BB99/NQ	5,786	$14.4100	5,304	482	5,786	5,304
		KA001114	12/13/2001	BB99/NQ	494,214	$14.4100	453,030	41,184	494,214	453,030
		KP000519	5/1/2002	K99/NQ	6,625	$9.4800	6,625	0	6,625	6,625
		KA001264	8/1/2002	K99/NQ	90,000	$1.6300	67,500	22,500	90,000	67,500
		KA001269	8/1/2002	BB99/NQ	460,000	$1.6300	345,000	115,000	460,000	345,000
		KA001585	2/13/2003	K99/NQ	75,000	$3.1000	46,875	28,125	75,000	46,875
		KA001586	2/13/2003	BB99/NQ	200,000	$3.1000	125,000	75,000	200,000	125,000
		KA001884	5/4/2004	K99/NQ	100,000	$3.1100	31,250	68,750	100,000	31,250
		KA001885	5/4/2004	BB99/NQ	50,000	$3.1100	15,625	34,375	50,000	15,625
		KA002082	3/2/2005	K99/NQ	100,000	$1.5910	10,417	89,583	100,000	10,417
		KA002083	3/2/2005	BB99/NQ	125,000	$1.5910	13,021	111,979	125,000	13,021
		KA002094	3/24/2005	BB99/NQ	35,100	$1,8700	35,100	0	35,100	35,100

		TOTALS			2,042,819		1,455,841	586,978	1,988,429	1,401,451

EXHIBIT B

RELEASE OF CLAIMS AGREEMENT

This Release of Claims Agreement (“Agreement”) is made by and between Chuck Bay (“you” or “Employee”) and KANA Software, Inc. (the “Company”).

Pursuant to Section C.1 of the Employment Termination, Release and Consulting Agreement (“Termination Agreement”) between Employee and the Company dated as of August 26, 2005, as a condition to the commencement of the Period of Consultancy, Employee hereby represents and agrees as follows:

1. Representation Regarding Existing Claims. Employee hereby warrants that as of the Effective Date (defined below) of this Agreement, he has not filed any legal action in any court naming KANA as a party.

2. Waiver of Claims. Employee hereby releases and waives any and all claims he may have against KANA or any of its officers, directors, employees, managers, shareholders, partners, agents, attorneys, parent corporations, subsidiaries, successors, and assigns, including without limitation claims for any additional compensation or benefits arising out of his unpaid leave of absence or the termination of his employment, any claims for any additional stock or stock options and any claims of wrongful termination, breach of contract or discrimination under state or federal law.

Employee hereby expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR,

Employee understands that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, California state and local human rights agencies and federal and state courts. Employee understands that if he believes his treatment by KANA was discriminatory, he has had the right to consult with these agencies and to file a charge with them or file a lawsuit. Employee states and confirms he has filed no Charges or Claims with any state or federal agency or any other body, institution or tribunal. Employee has decided voluntarily to enter into this Agreement, and waive the right to recover any amounts to which he may have been entitled under such laws, including, but not limited to: the Age Discrimination in Employment Act, 29 U.S.C. (s) 621 et seq. (as amended by the Older Workers’ Benefit Protection Act, 29 U.S.C. (s) 626(f); the California Fair Employment and Housing Act, California Government Code (s) 12900 et seq.; the Employee Retirement Income Security Act (ERISA), 29 U.S.C. (s) 1001 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S,C. (s) 2000e et seq.; and 42 U.S.C. (s) 1981.

3. Miscellaneous. This Agreement and the Termination Agreement constitute the complete, final and exclusive embodiment of the entire agreement between Employee and the Company with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both Employee and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both Employee and the Company, and inure to the benefit of both Employee and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Termination Agreement

If this Agreement is acceptable to you, please sign below, and return the original to me.

In WITNESS WHEREOF, each of the parties has executed this Release of Claims Agreement, in the case of the Company by a duly authorized officer, as of the date and year written below.

KANA Software, Inc.
Date:
By:

Agreed:

Date:
Chuck Bay

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